Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of substantially all of the assets of Capital City Holding Company, Inc. and the related financings.
The unaudited pro forma condensed consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes. Such unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations would have been had the Capital City Holding Company, Inc. transaction and the related financings been consummated on the dates indicated, nor are they necessarily indicative of what our financial position or results of operations will be in future periods. The unaudited pro forma condensed consolidated financial statements do not contain any adjustments to reflect anticipated changes in operating costs or synergies anticipated as a result of the Capital City Holding Company, Inc. transaction. Operating results for the six months ended June 30, 2007 are not indicative of the results that may be expected for the year ending December 31, 2007. The unaudited pro forma condensed consolidated financial statements, and accompanying notes thereto, should be read in conjunction with the historical audited and unaudited financial statements, and accompanying notes thereto, of North Pointe Holdings Corporation and the Capital City Holding Company, Inc.

North Pointe Holdings Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2007

			Pro Forma
	NPHC	CCHC	Adjustments	Notes	Pro-Forma
	(Dollars in thousands)
ASSETS
Investments
Debt securities, available for sale, at fair value	$98,340	$112,886	$(1,785)	E	$209,441
Common stocks, available for sale, at fair value	12,322	—	—		12,322
Other investments	1,647	450	(445)	F	1,652

Total investments	112,309	113,336	(2,230)		223,415
Cash and cash equivalents	65,006	8,989	(12,559)	D	61,436
Accrued investment income	1,059	1,019	—		2,078
Premiums and agents balances receivable, net	18,403	10,328	—		28,731
Reinsurance recoverables on
Paid losses	4,417	3,167	—		7,584
Unpaid losses	22,677	29,816	—		52,493
Prepaid reinsurance premiums	6,135	—	—		6,135
Deferred policy acquisition costs	10,202	2,372	—		12,574
Deferred federal income taxes, net	5,450	5,407	—		10,857
Fixed assets, net of accumulated depreciation	5,808	148	—		5,956
Prepaid expenses and other assets	2,577	1,311	(1,125)	H, K	2,763
Related party receivables	—	4,334	(4,332)	G, I	2
Goodwill	—	—	9,710	K, L	9,710

Total assets	$254,043	$180,227	$(10,536)		$423,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Unpaid losses and loss adjustment expenses	$77,228	$93,234	$—		$170,462
Unearned premiums	53,577	14,584	—		68,161
Debt	23,070	10,000	23,470	J	56,540
Line of credit	—	1,000	(1,000)	C	—
Amounts due to reinsurers	1,656	90	—		1,746
Federal income taxes payable	885	1,651	(232)	A, C, J	2,304
Accrued expenses and other liabilities	7,235	19,071	764	J	27,070
Premiums in advance	481	—	—		481
Amounts withheld or retained by Company for others	—	7,563	—		7,563

Total liabilities	164,132	147,193	23,002		334,327

Minority interest	—	3,495	(3,495)	B	—

Commitments and Contingent Liabilities

Shareholders’ equity
Common stock, no par value; 50,000,000 shares authorized; 8,928,687 issued and outstanding in 2007	48,842	19	(19)	N	48,842
Preferred stock, no par value; 5,000,000 shares authorized and 0 issued and outstanding in 2007	—	—	—		—
Additional paid-in-capital	—	5,469	(5,469)	N	—
Retained earnings	40,994	24,051	(24,555)	A, B, E, M, N,	40,490
Accumulated other comprehensive income:			—		—
Net unrealized gains on investments, net of deferred federal income tax expense of $39 in 2007	75	—	—		75

Total shareholders’ equity	89,911	29,539	(30,043)		89,407

Total liabilities and shareholders’ equity	$254,043	$180,227	$(10,536)		$423,734

See notes to unaudited proforma condensed consolidated financial statements.

North Pointe Holdings Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2007

			Pro Forma
	NPHC	CCHC	Adjustments	Notes	Pro Forma
		(Dollars in thousands, except per share data)

Revenues
Direct premiums written	$61,996	$30,971	$—		$92,967
Assumed premiums written	2	2,904	—		2,906

Gross premiums written	61,998	33,875	—		95,873
Premiums ceded	(5,910)	(7,464)	—		(13,374)

Net premiums written	56,088	26,411	—		82,499
Decrease in net unearned premiums	(14,603)	(1,238)	—		(15,841)

Net premiums earned	41,485	25,173	—		66,658
Investment income, net of investment expenses	3,873	2,653	—		6,526
Net realized capital gains (losses)	492	(10)	—		482
Fees and other income	1,115	2,920	—		4,035

Total revenues	46,965	30,736	—		77,701

Expenses
Losses and loss adjustment expenses, net	19,544	14,899	—		34,443
Policy acquisition costs	12,055	6,021	—		18,076
Other underwriting and operating expenses	9,062	9,124	(10)	A	18,176
Interest expense	987	472	691	C,J	2,150

Total expenses	41,648	30,516	681		72,845

Income before minority interest and income tax expense	5,317	220	(681)		4,856
Loss from minority interest	—	(69)	69	B	—
Federal income tax expense	1,652	327	(232)	A,C,J	1,747

Net income (loss)	$3,665	$(176)	$(380)		$3,109

Earnings Per Share
Basic	$0.40				$0.34
Diluted	0.40				0.34

Weighted average number of common shares outstanding
Basic	9,112,477				9,112,477
Diluted	9,117,253				9,117,253
See notes to unaudited proforma condensed consolidated financial statements.

North Pointe Holdings Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the year ended December 31, 2006

			Pro Forma
	NPHC	CCHC	Adjustments	Notes	Pro Forma
		(Dollars in thousands, except per share data)

Revenues
Direct premiums written	$114,544	$58,272			$172,816
Assumed premiums written	10	5,619	—		5,629

Gross premiums written	114,554	63,891	—		178,445
Premiums ceded	(36,903)	(12,588)			(49,491)

Net premiums written	77,651	51,303	—		128,954
Decrease in net unearned premiums	2,584	435			3,019

Net premiums earned	80,235	51,738	—		131,973
Investment income, net of investment expenses	6,534	4,741	—		11,275
Net realized capital (losses) gains	(231)	2	—		(229)
Fees and other income	1,883	6,064	—		7,947

Total revenues	88,421	62,545	—		150,966

Expenses
Losses and loss adjustment expenses, net	35,375	27,269	—		62,644
Policy acquisition costs	22,010	12,015	—		34,025
Other underwriting and operating expenses	22,300	16,548	(234)	A	38,614
Interest expense	1,710	917	1,467	C, J	4,094

Total expenses	81,395	56,749	1,233		139,377

Income before minority interest and income tax expense	7,026	5,796	(1,233)		11,589
Loss from minority interest	—	(340)	340	B	—
Federal income tax expense	2,350	1,147	(419)	A, C, J	3,078

Net income	$4,676	$4,309	$(474)		$8,511

Earnings Per Share
Basic	$0.51				$0.93
Diluted	0.51				0.93

Weighted average number of common shares outstanding
Basic	9,114,452				9,114,452
Diluted	9,116,516				9,116,516
See notes to unaudited proforma condensed consolidated financial statements.

NORTH POINTE HOLDINGS CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORM CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
A)	Adjustment reflects the removal of certain fully depreciated assets that were specifically identified and excluded in the purchase of Capital City Holding Company, Inc. (“CCHC”) and retained by the seller pursuant to the purchase agreement.
B)	Adjustment to eliminate the Minority Interest of $3.5 million that was previously recorded by CCHC.
C)	Adjustment to eliminate CCHC’s line of credit of $1.0 million bearing interest of 8.0 percent per annum (Prime interest rate less .25 percent) that was paid down in conjunction with the CCHC acquisition pursuant to the purchase agreement.
D)	Net adjustment to cash and cash equivalents for the following:
a.	$1.0 million in cash used to eliminate CCHC’s line of credit.

b.	$445,000 cash received for equity investment that was specifically identified and excluded in the CCHC acquisition.

c.	$4.0 million cash received for related party receivable that was paid off in conjunction with the CCHC acquisition pursuant to the purchase agreement.

d.	$591,000 cash received for receivables that were paid off in conjunction with the CCHC acquisition pursuant to the purchase agreement.

e.	$332,000 cash received for certain advances that were paid off in conjunction with the CCHC acquisition.

f.	$17.0 million net cash used in the acquisition of CCHC.
E)	Adjustment to account for CCHC’s investment portfolio previously recorded as held to maturity at amortized cost to fair market value to conform to North Pointe Holding Corporation’s accounting policies with respect to available for sale investments.
F)	Adjustment to eliminate certain equity method investments having a recorded value of $445,000 that were specifically identified and excluded in the CCHC acquisition and retained by seller.
G)	Adjustment to account for certain related party receivable of $4.0 million that was paid off in conjunction with the CCHC acquisition pursuant to the purchase agreement.
H)	Adjustment to account for certain receivables amounting to $591,000 that were paid off in conjunction with the CCHC acquisition.
I)	Adjustment to account for certain advances amounting to $332,000 that were paid off in conjunction with the CCHC acquisition.
J)	Adjustment to record long term debt of $23.5 million bearing interest at 6.58 percent per annum (LIBOR interest rate plus 1.25 percent) borrowed by the Company to fund the purchase of CCHC utilizing the Company’s existing bank lines of credit and $764,000 of related accrued interest.
K)	Adjustment to record certain direct acquisition costs of $534,000 incurred in connection with the CCHC acquisition.
L)	Adjustment reflects the residual impact of the aforementioned adjustments to record the purchase price in excess of the net assets acquired of CCHC,
M)	Adjustment reflects the net adjustment required to reduce retained earnings by the corresponding pro forma adjustments made to the income statement.
N)	To eliminate the previously recorded retained earnings and common stock of CCHC.